Exhibit 99.1

Femasys Inc. Completes Enrollment of FemaSeed Pivotal Trial in Support of Commercial Launch

- Topline results from FemaSeed® pivotal trial expected in 1H 2024 -

- Commercial launch planned for early 2024 -

ATLANTA, November 28, 2023 -- Femasys Inc. (NASDAQ: FEMY), a biomedical company focused on meeting significant unmet needs for women worldwide with a broad portfolio of in-office, accessible solutions, including a lead, late-clinical stage product candidate and innovative therapeutic and diagnostic products, today announced completion of enrollment in the LOCAL FemaSeed® pivotal clinical trial, designed to evaluate women undergoing FemaSeed cycles due to male factor infertility. FemaSeed, an intratubal insemination approach that delivers sperm to the fallopian tube where conception occurs is now readying for commercialization. This pivotal trial was ongoing at the time of receiving both a 510K clearance from the Food and Drug Administration (FDA) in September 2023 and an approval from Health Canda in April 2023.

“We are pleased to have completed enrollment for this important trial focused on low male sperm count, a challenging infertility factor for those trying to conceive, which is currently addressed by in vitro fertilization (IVF) or intracytoplasmic sperm injection (ICSI),” said Kathy Lee-Sepsick, founder, president and chief executive officer of Femasys. “FemaSeed may bring an option to those unable to pursue IVF or ICSI likely due to the financial and emotional burdens. Commercializing FemaSeed is part of Femasys’ mission to provide safe and accessible options to advance women’s health.”

Femasys is creating accessible innovative options for women, as exemplified with FemaSeed, now an FDA-cleared infertility treatment and its lead product candidate FemBloc® in late-stage clinical development for permanent birth control. The Company is commercializing complementary diagnostic products that were internally developed through its in-house R&D and manufacturing capabilities, with regulatory approvals in the U.S., Canada and other ex-U.S. territories.

About FemaSeed

FemaSeed® is an innovative infertility treatment designed to deliver sperm locally and directly to the fallopian tube where conception occurs. It is intended to enhance natural fertilization and provide a first-line treatment option for infertility. The FemaSeed procedure works synergistically with FemVue®, Femasys’ FDA-cleared diagnostic device that enables an in-office ultrasound assessment of the fallopian tubes and serves to provide an infertility diagnosis prior to treatment with FemaSeed. FemaSeed is less invasive and more affordable than assisted reproductive procedures, such as in vitro fertilization (IVF) or intracytoplasmic sperm injection (ICSI). Femasys has completed enrollment in a pivotal clinical trial specific for male factor infertility. FemaSeed has achieved U.S. FDA clearance and regulatory approval in Canada.

About the FemaSeed Pivotal Trial

The FemaSeed® LOCAL clinical trial is a prospective multi-center, unblinded study (NCT04968847) requiring evaluation of up to 214 women undergoing 214 FemaSeed cycles due to male factor infertility. The primary endpoints of the study are to determine the effectiveness (pregnancy rate) and safety over a period of seven weeks post-FemaSeed procedure.

Of all infertility cases, approximately 40–50% is reportedly due to male factor infertility, which represents a dramatic increase in prevalence over the past 40 years.1,2 Sperm counts worldwide have declined by over 50% between 1973 and 2011, with an increasing proportion of men having sperm counts below the threshold to be deemed sub-fertile or infertile.3,4 Assisted forms of reproductive treatment such as in-vitro fertilization (“IVF”) or intracytoplasmic sperm injection (“ICSI”) are both effective first-line treatments but are associated with significant costs (approximately $30,000 USD), are often not covered by health insurance and may pose clinical risks..5

About Femasys

Femasys is a biomedical company focused on meeting significant unmet needs for women worldwide with a broad portfolio of in-office, accessible solutions, including a lead revolutionary late-clinical stage product candidate and FDA-cleared, innovative therapeutic and diagnostic products. Femasys’ FemBloc® permanent birth control in late-stage clinical development is the first and only non-surgical, in-office, permanent birth control method intended to be a safer option for women at substantially less cost than the long-standing surgical alternative. Femasys’ FemaSeed® Intratubal Insemination, an innovative infertility treatment designed to deliver sperm directly where conception occurs, is now FDA-cleared and has received regulatory approval in Canada. The Company has developed diagnostic products that are complementary for which it has achieved regulatory approvals to market in the U.S., Canada, and other ex-U.S. territories, and which are commercial-ready due to its in-house manufacturing capabilities. The Company’s diagnostic products include FemVue® for fallopian tube assessment by ultrasound, which can be used in conjunction with FemCath®, an intrauterine catheter for selective fallopian tube evaluation, and FemCerv®, an endocervical tissue sampler for cervical cancer diagnosis. Learn more at www.femasys.com, or follow us on X, Facebook and LinkedIn.

References:
1Kumar N., et al. (2015) Trends of male factor infertility, an important cause of infertility: A review of literature. J Hum Reprod Sci. 8(4): pp. 191-196. DOI: 10.4103/0974-1208.170370

2Ravitsky V., et al. (2019) The forgotten men: rising rates of male infertility urgently require new approaches for its prevention, diagnosis and treatment. Biol Reprod,. 101(5), pp. 872-874. DOI: 10.1093/biolre/ioz161

3Zegers-Hochschild F., et al. (2009) International Committee for Monitoring Assisted Reproductive Technology (ICMART) and the World Health Organization (WHO) revised glossary of ART terminology. Fertil Steril. 92: pp. 1520-4. DOI: 10.1016/j.fertnstert.2009.09.009

4Levine H., et al. (2017) Temporal trends in sperm count: a systemic review and meta-regression analysis. Human Reproduction. Vol. 23, No. 6, pp. 646-659. DOI: 10.1093/humupd/dmx022

5American College of Obstetricians and Gynecologists. (2019) Infertility workup for the women’s health specialist. ACOG Committee Opinion No. 781. Obstet Gynecol. 133: e377-84.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our product candidates; our ability to commercialize our product candidates, or the effect of delays in commercializing; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022 and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors
Chuck Padala
LifeSci Advisors, LLC
917-741-7792
chuck@lifesciadvisors.com

Femasys Inc.
Investor Contact:
IR@femasys.com

Media Contact:
Media@femasys.com